Exhibit 99.1

Press Release
Two North Broadway
Lebanon, Ohio 45036

Company Contact: Eric J. Meilstrup President and Chief Executive Officer LCNB National Bank (513) 932-1414	Investor and Media Contact: Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400
shareholderrelations@lcnb.com	andrew@smberger.com

LCNB Corp. Reports Financial Results for The Three Months Ended March 31, 2022
Loans, Net Increased 3.4% Year-over-Year to a Quarterly Record of $1.37 Billion
Credit Quality Remains Strong with Total Nonperforming Loans Declining to $1.5 Million, or 0.11% of Total Loans
LCNB Wealth Assets Up 5.5% Year-over-Year to $1.03 Billion
First Quarter Earnings of $0.38 Per Diluted Share

LEBANON, Ohio--LCNB Corp. ("LCNB") (NASDAQ: LCNB) today announced financial results for the three months ended March 31, 2022.

Commenting on the financial results, LCNB President and Chief Executive Officer Eric Meilstrup said, “I am pleased with LCNB’s first quarter performance, which is a testament to our compelling Ohio markets and our dedicated and seasoned team. During the first quarter, we experienced year-over-year growth in loans and deposits, both of which ended the quarter at record levels. LCNB Wealth Management assets, which comprises trust and investments and brokerage accounts, also experienced robust year-over-year growth of 5.5%, contributing to higher fiduciary and noninterest income. Balance sheet growth, strong asset quality, and the benefits of our share repurchases helped us achieve first quarter earnings of $0.38 per diluted share.”

Mr. Meilstrup continued, “As economic and interest rate uncertainty has increased since the beginning of the year, we remain committed to serving the financial needs of our customers, maintaining strong asset quality, managing expenses, and returning capital to our shareholders. In addition, we believe LCNB is entering this new economic and interest rate cycle from a position of strength, with diversified sources of revenue, record total assets managed, and historically low nonperforming loans. As a result, we will continue to deliver on our strategic objectives to make 2022 another great year for LCNB and its stakeholders,” concluded Mr. Meilstrup.

Income Statement
Net income for the 2022 first quarter decreased 13.7% to $4.5 million compared to $5.2 million for the same period last year. Earnings per basic and diluted share for the 2022 first quarter were $0.38, compared to $0.41 for the same period last year.

Net interest income for the three months ended March 31, 2022, was $14.2 million, compared to $14.4 million for the comparable period in 2021. The 1.0% year-over-year decrease for the three-month period was primarily due to a decline in interest income from loans, partially due to a decrease in fees recognized on PPP loans, partially offset by higher interest income on taxable debt securities and lower interest expense on deposits.

Non-interest income for the three months ended March 31, 2022, was $3.6 million, compared to $3.5 million for the same period last year. The increase in non-interest income was primarily due to higher fiduciary income, service charges and fees on deposit accounts, and gains on sales of loans, partially offset by lower other operating income.

Non-interest expense for the three months ended March 31, 2022, was $758,000 greater than the comparable period in 2021, primarily due to higher salaries and employee benefits, which included increases in salaries and wages, increased bonus expense accruals, increased compensation expense for restricted stock grants, increased FICA matching expense, and to a higher percentage of personnel expenses deferred in 2021 attributable to the high volume of PPP loans originated in that period.

Capital Allocation
During the 2022 first quarter, LCNB invested $21.1 million to repurchase 1,051,688 shares of its outstanding stock at an average price of $20.00 per share. This equates to approximately 8.5% of the Company’s outstanding common stock prior to the repurchase. At March 31, 2022, LCNB had 21,191 shares remaining under its August 2020 share repurchase program.

For the first quarter ended March 31, 2022, LCNB paid $0.20 per share in dividends, a 5.3% increase from $0.19 per share for the first quarter last year.

Balance Sheet
Total assets at March 31, 2022, increased 4.5% to $1.90 billion from $1.82 billion at March 31, 2021. Net loans at March 31, 2022, increased 3.4% to a record $1.37 billion, compared to $1.33 billion at March 31, 2021. Over the past 12 months, LCNB has helped its customers receive $31.8 million of PPP forgiveness payments, including $5.5 million during the first quarter of 2022. The balance of PPP loans outstanding at March 31, 2022, was $1.4 million.

Total deposits at March 31, 2022, increased 6.5% to a record $1.64 billion, compared to $1.54 billion at March 31, 2021 as LCNB continues attracting interest-bearing and non-interest-bearing accounts to the Bank.

Asset Quality
For the 2022 first quarter, LCNB recorded a provision for loan losses of $49,000, compared to a $52,000 credit for the 2021 first quarter.

Net charge-offs for the 2022 first quarter were $25,000, or 0.01% of average loans, annualized, compared to net recoveries of $3,000, or 0.00% of average loans, annualized, for the same period last year.

Total nonperforming loans, which includes non-accrual loans and loans past due 90 days or more and still accruing interest, decreased $1.9 million, from $3.4 million or 0.25% of total loans at March 31, 2021, to $1.5 million, or 0.11% of total loans at March 31, 2022. Nonperforming assets to total assets was 0.08% at March 31, 2022, compared to 0.19% at March 31, 2021.

About LCNB Corp.
LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Forward-Looking Statements
Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions. Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:
1.the success, impact, and timing of the implementation of LCNB’s business strategies;
2.the significant risks and uncertainties for LCNB's business, results of operations and financial condition, as well as its regulatory capital and liquidity ratios and other regulatory requirements, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its influence on financial markets, the effectiveness of LCNB's work from home arrangements and staffing levels in operational facilities, the impact of market participants on which LCNB relies, and actions taken by governmental authorities and other third parties in response to the pandemic;
3.the disruption of global, national, state, and local economies associated with the COVID-19 pandemic and the Russia/Ukraine conflict, which could affect LCNB's liquidity and capital positions, impair the ability of our borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses;
4.LCNB’s ability to integrate future acquisitions may be unsuccessful, or may be more difficult, time-consuming, or costly than expected;
5.LCNB may incur increased loan charge-offs in the future;
6.LCNB may face competitive loss of customers;
7.changes in the interest rate environment may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;
8.changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;
9.changes in regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;
10.LCNB may experience difficulties growing loan and deposit balances;
11.United States trade relations with foreign countries could negatively impact the financial condition of LCNB's customers, which could adversely affect LCNB 's operating results and financial condition;
12.deterioration in the financial condition of the U.S. banking system may impact the valuations of investments LCNB has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments;
13.difficulties with technology or data security breaches, including cyberattacks, that could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others;
14.adverse weather events and natural disasters and global and/or national epidemics; and
15.government intervention in the U.S. financial system, including the effects of recent legislative, tax, accounting and regulatory actions and reforms, including the Coronavirus Aid, Relief, and Economic Security ("CARES") Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, and the Tax Cuts and Jobs Act.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.